OPPENHEIMER INTEGRITY FUNDS
                                     (the "Trust")

                                   BY-LAWS
                    (as amended through October 24, 2000)


                                  ARTICLE I

                                 SHAREHOLDERS

            Section 1. Place of Meeting. All meetings of the Shareholders (which terms as used herein shall, together with all other terms defined in the Declaration of Trust, have the same meaning as in the Declaration of Trust) shall be held at the principal office of the Trust or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meeting.

            Section 2.  Shareholder  Meetings.  Shareholders'  meetings  shall
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be  held  when  authorized  or  required  by  the  Declaration  at  the  times designated by the Trustees and on such date as may be set by the Trustees as set forth in the notice of meeting.

            A special meeting of Shareholders of any one or more Series may be called at any time by the Chairman of the Board or the President of the Trust, or by a majority of the Trustees. Without limiting the provisions of
Section 5.11 of the Declaration a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than 25% of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

      Section 3. Notice of Meetings of Shareholders. Written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each Shareholder at the Shareholder's residence or usual place of business or by mailing it, postage prepaid and addressed to the Shareholder's address as it appears upon
the books of the Trust.   In lieu thereof, such notice also may be delivered
by such other means, for example electronic delivery, to the extent consistent with applicable laws.

            No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who, in a writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      Section 4.  Record Dates.   The Board of Trustees may fix, in advance,
a record date for the determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders and Shareholders entitled to receive any dividend payment or allotment of rights, as the case may be. Only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.


            Section 5. Access to Shareholder List. The Board of Trustees shall make available a list of the names and addresses of all shareholders as recorded on the books of the Trust, upon receipt of the request in writing signed by not less than ten Shareholders (who have been shareholders for at least six months prior to submitting such request) holding Shares of the Trust valued at $25,000 or more at current offering price (as defined in the Trust's Prospectus) or holding not less than one percent in amount of the entire number of shares of the Trust issued and outstanding, whichever is less; such request must state that such Shareholders wish to communicate with other Shareholders with a view to obtaining signatures to request a meeting pursuant to Section 2 of Article II of these By-Laws and must be accompanied by the form of communication requested to be sent to the Shareholders. The Board of Trustees within 5 business days after receipt of such request, shall either make available the Shareholder List to such Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or mail a copy of such Shareholders' proposed communication and form of request, at such Shareholders' expense, to all other Shareholders.

            Section 6. Quorum, Adjournment of Meetings. A quorum for the transaction of business at any meeting of Shareholders shall consist of the presence, in person or by proxy, of Shareholders entitled to cast a majority of the shares which may be voted at such meeting pursuant to Section 4 hereof and Section 5.8 of the Declaration. If at any meeting of Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

            If a quorum is present but sufficient votes in favor of one or more proposals have not been received, any of the persons named as proxies or attorneys-in-fact may propose and approve one or more adjournments of the meeting to permit further solicitation of proxies with respect to any proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

      Section 7. Voting and Inspectors. At all meetings of shareholders, every shareholder of record entitled to vote at such meeting shall be entitled to vote at such meeting either in person or by proxy. Proxies may be given by or on behalf of a Shareholder in writing or by electronic means, including by telephone, facsimile or electronic mail.

       At all meetings of Shareholders, each Shareholder shall be entitled to one vote on each matter submitted to a vote of the Shareholders or the vote of the Shareholders of the affected Series for each share standing in his name on the books of the Trust on the date, fixed for determination of Shareholders entitled to vote at such meeting (except if the Board so determines, for Shares redeemed prior to the meeting), and each such Series shall vote as an individual class ("Individual Class Voting"); a Series shall be deemed to be affected when a vote of the holders of that Series on a matter is required by the 1940 Act; provided, however, that as to any matter with respect to which a vote of Shareholders is required by the 1940 Act or by any applicable law that must be complied with, such requirements as to a vote by Shareholders shall apply in lieu of Individual Class Voting as described above. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.

            All elections of Trustees shall be had by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

            At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

            The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

            Section 8. Conduct of Shareholders' Meetings. The meetings of the Shareholders or of the Shareholders of any Series shall be presided over by the Chairman of the Board of Trustees or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if none of the Chairman of the Board of Trustees, the President or any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, than the meeting shall elect its secretary.

            Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

            Section 1. Number and Tenure of Office. The business and property of the Trust shall be conducted and managed by a Board of Trustees and the number of Trustees may be increased or decreased as provided in
Section 2 of this Article. Each Trustee shall, except as otherwise provided herein, hold office until the next meeting of Shareholders of the Trust following his election called for the purpose of electing Trustees or until his successor is duly elected and qualifies. Trustees need not be Shareholders.

            Section 2. Increase or Decrease in Number of Trustees; Removal. The Board of Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees until the next meeting called for the purpose of electing Trustees or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise decrease the number of Trustees to a number not less than two but the tenure of office of any Trustee shall not be affected by any such decrease. Vacancies occurring other than by reason of any such increase shall be filled by a vote of a majority of the Board then sitting. A Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of not less than two-thirds of the Shares of the Trust, present in person or by proxy at any meeting of Shareholders at which such vote may be taken. Any Trustee at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

            Section 3. Place of Meeting. The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust outside Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            Section 4.  Regular  Meetings.  Regular  meetings  of the Board of
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Trustees  shall  be held at such  time  and on  such  notice,  if any,  as the
Trustees may from time to time determine.

            Section 5. Special Meetings. Special meetings of the Board of Trustees may be held from time to time upon call of the Chairman of the Board of Trustees, if any, the President, or two or more of the Trustees, by oral, telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person or to any Trustee who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

            Section 6. Quorum. A majority of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the 1940 Act, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

            Section 7. Executive Committee. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, elect from the Trustees an Executive Committee to consist of such number of Trustees as the Board may from time to time determine. The Board of Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Board of Trustees is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust (including the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

            Section 8. Other Committees. The Board of Trustees, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Trustees shall otherwise provide. The Board of Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

            Section 9. Informal Action by, and Telephone Meetings of, Trustees and Committees. Any action required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. Trustees or members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

            Section  10.   Compensation   of  Trustees.   Trustees   shall  be
entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Board of Trustees.

            Section 11. Dividends. Dividends or distributions payable on the Shares of any Series may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                 ARTICLE III

                                   OFFICERS

            Section 1. Executive Officers. The executive officers of the Trust shall include a Chairman of the Board of Trustees, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board of Trustees and the President shall be selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except those of Chairman of the Board and Secretary and President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

            Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualify; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

            Section 3. Powers and Duties. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive Committee. Unless otherwise ordered by the Board of Trustees, the Chairman of the Board shall be the Chief Executive Officer.

                                  ARTICLE IV

                                    SHARES

            Section 1. Certificates of Shares. Each Shareholder of any Series of the Trust may be issued a certificate or certificates for his Shares of that Series, in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

            Section 2. Transfer of Shares. Shares of any Series shall be transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares of that Series, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agent may reasonably require; in the case of shares not represented by certificates, similar requirements may be imposed by the Board of Trustees.

            Section 3. Share Ledgers. The share ledgers of the Trust, containing the name and address of the Shareholders of each Series and the number of shares of that Series, held by them respectively, shall be kept at the principal offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

            Section 4. Lost, Stolen or Destroyed Certificates. The Board of Trustees may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE V

                                     SEAL

            The Board of Trustees shall provide a suitable seal of the Trust, in such form and bearing such inscriptions as it may determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity, of any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                  ARTICLE VI

                                 FISCAL YEAR

            The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

            The By-Laws of the Trust may be altered, amended, added to or repealed by the Shareholders or by majority vote of the entire Board of Trustees, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.